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                                                                   EXHIBIT 10.10

                         PEIFER, HANSON & MULLINS, P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                            20 FIRST PLAZA, SUITE 725
                              POST OFFICE BOX 25245
                       ALBUQUERQUE, NEW MEXICO 87125-5245
                                 (505) 247-4800

CHARLES R. PEIFER                                                JANE B. WISINER
ROBERT E. HANSON                                                      OF COUNSEL
CERIANNE L. MULLINS
CHRISTOPHER T. SAUGEDO                                                 FACSIMILE
LAUREN KEEFE                                                      (505) 243-6458

                                January 29, 2004

BY FIRST CLASS MAIL AND EMAIL (eanderson@nordresources.com)

Mr. Erland "Andy" Anderson
President
Nord Resources Corporation
9947 North Calle Solano
Tucson, Arizona 85737

     Re: Outstanding Balance

Dear Mr. Anderson:

     This letter will reflect our agreement to accept payment in full of our outstanding receivable from Nord Resources in the form of shares of Nord Resources ("Nord"). We have agreed with Mr. Hirsch that each dollar of debt will be exchanged for one share of the Company's common stock. We have further agreed to a "most favourable nation" provision pursuant to which, if the Company offers or has offered to any other creditor a more favourable exchange rate for outstanding debt, we will be entitled to use that more favourable ratio in calculating the number of shares to which our firm is entitled. The current amount owed to our firm, according to our records, is $239,462.74. If you require confirmation of that amount, please let me know.

     As you will note, the name of our firm has changed from "Browning & Peifer, P.A." to "Peifer, Hanson & Mullins, P.A." effective August 2003. We are still the same corporation; we were required to change the name when Jim Browning became a federal judge. Please use the new firm name in issuing the shares.

     We appreciate Nord's willingness to work with us to provide a means of satisfying our outstanding receivable with the corporation. If you require any additional information to

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complete the transaction, please feel free to contact our firm administrator,
Robyn Rohr, or my partner, Robert Hanson.

     If this letter accurately reflects our agreement, kindly sign below and return a copy for our files.

     Best regards.

                                        Very truly yours,

                                        PEIFER, HANSON & MULLINS, P.A.


                                        /s/ Charles R. Peifer
                                        ----------------------------------------
                                        Charles R. Peifer

CRP/lmc

AGREED ON BEHALF OF NORD RESOURCES CORPORATION

By: /s/ Erland Anderson
    ---------------------------------
    Erland "Andy" Anderson
    President

cc: Mr. Ron Hirsch (email: rhirsch@nordresources.com)

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                           NORD RESOURCES CORPORATION

                            DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the "Agreement") is entered into and made effective as of the ____ day of February, 2004 (the "Effective Date"), by and between PEIFER, HANSON & MULLINS, P.A., a professional association organized and existing under the laws of the State of New Mexico (the "Investor"), and NORD RESOURCES CORPOATION, a corporation organized and existing under the laws of the State of Delaware (the "Company").

                                    RECITALS

     WHEREAS, the Investor is in the business of providing legal services for compensation, and has its principal place of business in the City of Albuquerque, County of Bernalillo, State of New Mexico; and

     WHEREAS, the Company has incurred indebtedness to the Investor in the stated amount of Two Hundred Thirty Nine Thousand Four Hundred Sixty-Two Dollars and Seventy-Four Centrs ($239,462.74) for legal services rendered prior to the date hereof (the "Debt"); and

     WHEREAS, the Company has requested, and the Investor has agreed to accept shares of restricted common stock from the Company in settlement and full satisfaction of the Debt, subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Company Obligations. Not less than five (5) days prior to the Effective Date of this Agreement, the Company shall have filed with the New Mexico Securities Division a notice of this contemplated transaction on Form 27-U, in accordance with the provisions of Section 12.11.12.16 of the New Mexico Administrative Code, and Section 58-13B-27(U) of the New Mexico Revised Statutes (the "Applicable Securities Laws"). Promptly upon the execution of this Agreement, the Company shall issue to the Investor a stock certificate evidencing the Investor's ownership of 239,463 shares of its capital common stock (the "Repayment Shares"), at an effective purchase price of One Dollar ($1.00) per Repayment Share. The parties have further agreed that, in the event any shares of common stock are sold by the Company to an investor in any similar debt conversion transaction for less than the price of One Dollar ($1.00) per share within twelve (12) months from the Effective Date, then the price of the Repayment Shares shall be adjusted to reflect the lower purchase price through the issuance of additional Repayment Shares to the Investor.

2. Investor Obligation. In consideration and payment in full for the issuance and delivery of the Repayment Shares to the Investor in accordance with the provisions of Section 1 above,

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the Investor hereby agrees to release and discharge the Company and its respective successors and assigns from any and all further liability in respect of the Debt, except for the Company's performance as expressly required under this Agreement.

3. Legends on Stock Certificates. Each certificate representing Repayment Shares shall contain the following legends on the reverse of such certificate:

          THIS SECURITIES HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES DEPARTMENT, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 4(2) OF THE ACT AND REGULATION D THEREUNDER. AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST HEREIN, WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THIS SECURITY.

          THIS SECURITY HAS NOT BEEN REGISTERED WITH THE NEW MEXICO SECURITIES DIVISION UNDER THE NEW MEXICO SECURITIES ACT, OR ANY OTHER LAW, AND MAY NOT BE RESOLD TO ANY PERSON UNLESS AND UNTIL SUCH REGISTRATION HAS OCCURRED OR PURSUANT TO AN EXEMPTION FROM REGISTRATION PERMITTED BY THE APPLICABLE SECURITIES LAWS AND REGULATIONS OF THE STATE OF NEW MEXICO.

4. Investor Representations. The Investor hereby represents and warrants to the Company, as of the date hereof, the following:

     (a) the Investor is a professional association duly organized and validly existing under the laws of the State of New Mexico, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once executed by the Investor, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

     (b) the individuals signing this Agreement on behalf of the Investor are the duly elected executive officers of the Investor, and have full power and authority to enter into and execute this Agreement for and on behalf of the Investor;

     (c) with respect to the Repayment Shares being acquired by the Investor:

          (i) the Investor is acquiring the Repayment Shares for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; the Investor has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Repayment Shares (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

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          (ii) the subscription for Repayment Shares by the Investor hereunder is not the result of any form of general solicitation or general advertising;

          (iii) the Investor hereby acknowledges that: (A) the offering of the Repayment Shares was made only through direct, personal communication between the Investor and the Company; (B) the Investor has had full access to material concerning the Company's planned business and operations, which material was furnished or made available to the Investor by officers or representatives of the Company; (C) the Company has given the Investor the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (D) the Investor understands and acknowledges that the Repayment Shares re subject to substantial restrictions upon the transfer thereof, and that a purchaser of the Repayment Shares must be prepared to bear the economic risk of such investment for an indefinite period;

          (iv) the Investor understands that the Repayment Shares have not been registered under the Securities Act of 1933 (the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission), and that the Repayment Shares may never be registered or qualified by the Investor under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Repayment Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and

          (v) the Investor further understands and acknowledges that (A) the Repayment Shares have not been registered with the New Mexico Securities Division under the New Mexico Securities Act, or any other law or regulation, (B) may not be resold to any person unless and until such registration has occurred or pursuant to an exemption from registration permitted by the applicable securities laws and regulations of the State of New Mexico; and (C) that there are substantial restrictions on transfer of the Repayment Shares, as set forth by legend on the reverse side of every certificate evidencing the ownership of the Repayment Shares;

     (d) the Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act, or is a sophisticated investor meeting the minimum standards for an investment in an unregistered security under the Applicable Securities Laws; and

     (e) the Investor has been advised to consult with an attorney regarding legal matters concerning the purchase and ownership of the Repayment Shares, and with a tax advisor regarding the tax consequences of purchasing such Repayment Shares.

5. Miscellaneous Provisions.

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     (a) Notices. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this
     Section 5(a):

     If to the Company:

          Nord Resources Corporation
          9947 North Calle Solano
          Tucson, AZ 85737
          Attn: Erland Anderson, President

     If to the Investor:

          Peifer, Hanson & Mullins, P.A.
          20 First Plaza, Suite 725
          Albuquerque, NM 87125
          Attn: Charles R. Peifer

     (b) Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

     (c) Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles of original signatures shall be deemed original signatures for all purposes.

     (d) Further Documents and Act. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

     (e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to contracts to be performed within that state, without giving effect to the law of conflicts of laws applied thereby. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

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     (f) Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

THE COMPANY:

NORD RESOURCES CORPORATION:             ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
    Erland Anderson                         Secretary
    President


THE INVESTOR:

PEIFER, HANSON & MULLINS, P.A.:         ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
    Charles R. Peifer                       Secretary